Exhibit 99.1

NEWS

CONTACT:     Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS THIRD QUARTER EARNINGS

SOUDERTON, Pa., October 22, 2014 - Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended September 30, 2014. Univest reported net income of $6.2 million or $0.38 diluted earnings per share for the quarter ended September 30, 2014, a 3% increase from reported net income of $6.0 million or $0.36 diluted earnings per share for the quarter ended September 30, 2013. Net income for the nine months ended September 30, 2014 was $17.0 million or $1.04 diluted earnings per share, a 5% increase in net income compared to $16.3 million or $0.97 diluted earnings per share for the comparable period in the prior year. The year-to-date 2014 results include $739 thousand in acquisition-related costs or $0.03 diluted earnings per share on a tax affected basis.

Loans
Gross loans and leases increased $56.3 million or 4% from December 31, 2013 and $71.5 million or 5% from September 30, 2013. The growth in loans from December 31, 2013 and September 30, 2013 was primarily in municipal loans and leases, commercial real estate loans and residential real estate loans as economic conditions have slowly improved. While we are beginning to see increases in lending activity, consumer demand for loans remains sluggish. During the third quarter of 2014, the Corporation sold its credit card loan portfolio with a principal balance of $8.5 million for a pre-tax gain of $479 thousand. The sale of the credit card loan portfolio was completed due to our lack of scale necessary to justify the increased expense and focus associated with the increasing complexity of the risk management and compliance environment related to credit cards.

Deposits
Total deposits increased $15.6 million or 1% from December 31, 2013, primarily due to increases in non-interest bearing demand deposits and public funds which were partially offset by decreases in savings and time deposits. Total deposits decreased $28.9 million or 2% from September 30, 2013 mainly due to decreases in interest bearing deposit products partially offset by an increase in non-interest bearing deposits.

Net Interest Income and Margin
The net interest margin on a tax-equivalent basis for the third quarter of 2014 was 3.88%, compared to 3.86% for the second quarter of 2014 and 3.83% for the third quarter of 2013. Net interest income of $18.2 million for the third quarter of 2014 was consistent with the third quarter of 2013. Net interest income declined $437 thousand, or less than 1%, to $53.9 million for the nine months ended September 30, 2014, compared to the same period in the prior year. The decline in year-to-date net interest income from the prior year was primarily attributable to a reduction in investment securities. This decline was partially offset by the redemption of Univest’s trust preferred securities and the termination of the related interest rate swap during the second quarter of 2013, maturities of higher yielding time deposits and a decline in the rate paid on time deposits.

Non-Interest Income
Non-interest income for the quarter ended September 30, 2014 was $12.5 million, a decrease of $692 thousand or 5% from the comparable period in the prior year. Non-interest income for the nine months ended September 30, 2014 was $36.6 million, an increase of $907 thousand or 3% from the comparable period in the prior year. Investment advisory commission and fee income increased $1.3 million for the quarter and $3.5 million for the nine months ended September 30, 2014, primarily due to the acquisition of Girard Partners (“Girard”) effective January 1, 2014. Insurance commission and fee income increased $572 thousand for the quarter primarily due to the acquisition of Sterner Insurance ("Sterner") on July 1, 2014. Insurance commission and fee income increased $1.4 million for the nine months ended September 30, 2014, primarily due to the acquisition of Sterner, an increase in contingent income during the first quarter of 2014 and the acquisition of the John T. Fretz Insurance Agency on May 1, 2013. Other non-interest income included a gain on the sale of the credit card portfolio of $479 thousand. These favorable increases were offset in the third quarter and partially offset for the nine months ended September 30, 2014 by the following. The net gain on mortgage banking activities decreased $319 thousand for the quarter and $2.6 million for the nine months ended September 30, 2014. In 2014, higher interest rates have led to a continued decline in refinance activity while new home purchase activity remains sluggish. These factors led to a 25% decline in funded first mortgage volume for the third quarter of 2014 and a 63% decline for the nine months ended September 30, 2014, from the comparable periods in 2013. However, funded first mortgage volume during the third quarter of 2014 was up from the first and second quarters of 2014 due to an increase in purchase volume. The net gain on sales of securities decreased $1.4 million for the quarter and $2.4 million for the nine months ended September 30, 2014 from the comparable periods in 2013. Excess proceeds from bank owned life insurance death benefits of $1.1 million were recognized during the third quarter of 2013. In addition, the nine months ended September 30, 2013 included a $1.9 million loss on the termination of an interest rate swap which was used as a hedge of trust preferred securities.

Non-Interest Expense
Non-interest expense for the quarter ended September 30, 2014 was $22.0 million, an increase of $2.0 million or 10% compared to the third quarter of 2013. Non-interest expense for the nine months ended September 30, 2014 was $64.7 million, an increase of $5.2 million or 9% from the comparable period in the prior year. Salaries and benefit expense increased $1.3 million for the quarter and $3.0 million for the nine months ended September 30, 2014, primarily attributable to the Girard and Sterner acquisitions and lower deferred loan origination costs. Intangible expenses increased by $2.0 million for the nine months ended September 30, 2014, mainly due to the Girard acquisition and the reduction to the contingent consideration liability related to the Javers acquisition which resulted in a reduction of expense of $959 thousand during the second quarter of 2013. Premises and equipment expenses increased $418 thousand for the quarter and $1.4 million for the nine months ended September 30, 2014, mainly due to increased costs related to computer equipment and software, our new leased office location in the Lehigh Valley which opened in December 2013 and the Girard acquisition. Acquisition-related costs for the nine months ended September 30, 2014 totaling $739 thousand were attributable to the pending Valley Green Bank acquisition and the completed acquisitions of Sterner and Girard. These unfavorable variances were partially offset by a decrease in commission expense of $944 thousand for the nine months ended September 30, 2014, mainly due to the decline in mortgage banking activity. In addition, non-interest expense during the first quarter of 2013 included restructuring charges of $539 thousand.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $18.8 million at September 30, 2014, from $23.2 million at December 31, 2013 and $24.0 million at September 30, 2013. The $4.4 million decrease in non-accrual loans from December 31, 2013 was mainly due to sales, charge-offs, and pay-downs exceeding additions to non-accrual loans. Net loan and lease charge-offs were $2.6 million during the third quarter of 2014, down from $4.0 million for the third quarter of 2013. Non-accrual loans and leases as a percentage of total loans and leases held for investment were 1.18% at September 30, 2014, compared to 1.51% at December 31, 2013 and 1.57% at September 30, 2013.

Accruing troubled debt restructured loans decreased to $5.5 million at September 30, 2014 from $7.9 million at December 31, 2013 and $14.1 million at September 30, 2013. The decrease of $8.6 million from September 30, 2013 was primarily due to the payoff, in December 2013, of a large shared national commercial real estate credit with an outstanding principal balance of $5.8 million.

The provision for loan and lease losses was $233 thousand for the third quarter of 2014, down $3.9 million from the third quarter of 2013. The provision for loan and lease losses was $3.0 million for the nine months ended September 30, 2014, down $6.7 million from the same period in the prior year. The decreases in the loan and lease provision were mainly due to improvements in historical loss factors utilized to calculate the allowance for loan and lease loss requirement, a decline in collateral value for a commercial real estate borrower in the second quarter of 2013 and updated assessments of residential building lots for a commercial real estate developer in the third quarter of 2013.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.36% at September 30, 2014, compared to 1.59% at December 31, 2013 and 1.63% at September 30, 2013. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 115.67% at September 30, 2014, compared to 105.42% at December 31, 2013 and 103.59% at September 30, 2013.

Capital
Univest continues to remain well-capitalized at September 30, 2014. Total risk-based capital at September 30, 2014 was 13.19%, well in excess of the regulatory minimum for well-capitalized status of 10%.

Dividend
On August 15, 2014, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 1, 2014. This represented a 4.26% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.2 billion in assets and more than $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 40 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.

# # #
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2014
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Assets	$2,222,196	$2,197,252	$2,201,194	$2,191,559	$2,252,996
Investment securities	360,778	358,460	381,724	402,284	462,573
Loans held for sale	2,156	9,811	1,856	2,267	3,489
Loans and leases held for investment, gross	1,597,736	1,586,994	1,560,446	1,541,484	1,526,241
Allowance for loan and lease losses	21,762	24,094	24,567	24,494	24,835
Loans and leases held for investment, net	1,575,974	1,562,900	1,535,879	1,516,990	1,501,406
Total deposits	1,860,143	1,832,234	1,839,760	1,844,498	1,889,046
Noninterest-bearing deposits	436,189	432,399	426,430	411,714	394,983
NOW, money market and savings	1,162,778	1,131,605	1,145,994	1,161,995	1,204,281
Time deposits	261,176	268,230	267,336	270,789	289,782
Borrowings	38,005	45,066	41,486	37,256	46,733
Shareholders' equity	289,814	286,787	283,296	280,506	274,754

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Assets	$2,217,474	$2,179,057	$2,172,551	$2,208,995	$2,233,124	$2,189,858	$2,238,914
Investment securities	360,274	376,970	390,630	447,672	479,442	375,847	490,479
Loans and leases, gross	1,597,965	1,566,293	1,550,346	1,527,330	1,506,850	1,571,709	1,489,818
Deposits	1,860,138	1,819,546	1,823,589	1,858,905	1,875,578	1,834,558	1,825,491
Shareholders' equity	288,429	285,489	282,574	275,983	280,245	285,518	283,412

Asset Quality Data (Period End)
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$18,814	$17,742	$19,287	$23,235	$23,974
Accruing loans and leases 90 days or more past due	344	524	581	413	1,954
Accruing troubled debt restructured loans and leases	5,463	6,340	7,036	7,943	14,106
Other real estate owned	955	1,650	1,650	1,650	1,650
Nonperforming assets	25,576	26,256	28,554	33,241	41,684
Allowance for loan and lease losses	21,762	24,094	24,567	24,494	24,835
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.18%	1.12%	1.24%	1.51%	1.57%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	1.54%	1.55%	1.72%	2.05%	2.62%
Allowance for loan and lease losses / Loans and leases held for investment	1.36%	1.52%	1.57%	1.59%	1.63%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	115.67%	140.00%	127.38%	105.42%	103.59%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	88.39%	100.08%	91.31%	77.53%	62.03%

	For the three months ended,					For the nine months ended,
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Net loan and lease charge-offs	$2,565	$1,724	$1,402	$1,955	$3,977	$5,691	$9,525
Net loan and lease charge-offs (annualized)/Average loans and leases	0.64%	0.44%	0.37%	0.51%	1.05%	0.48%	0.85%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2014
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Interest income	$19,219	$18,725	$18,946	$19,172	$19,457	$56,890	$58,407
Interest expense	978	981	998	1,080	1,138	2,957	4,037
Net interest income	18,241	17,744	17,948	18,092	18,319	53,933	54,370
Provision for loan and lease losses	233	1,251	1,475	1,614	4,094	2,959	9,614
Net interest income after provision	18,008	16,493	16,473	16,478	14,225	50,974	44,756
Noninterest income:
Trust fee income	1,862	1,931	1,899	2,054	1,736	5,692	5,249
Service charges on deposit accounts	1,073	1,047	1,014	1,118	1,149	3,134	3,333
Investment advisory commission and fee income	3,086	3,009	3,049	1,988	1,740	9,144	5,654
Insurance commission and fee income	2,881	2,434	3,332	2,172	2,309	8,647	7,223
Bank owned life insurance income	346	443	378	496	1,555	1,167	2,472
Net gain on sales of investment securities	—	415	142	439	1,426	557	2,950
Net gain on mortgage banking activities	616	519	349	476	935	1,484	4,047
Net gain on sales of other real estate owned	195	—	—	176	198	195	450
Loss on termination of interest rate swap	—	—	—	—	—	—	(1,866)
Other income	2,451	2,126	1,978	2,197	2,154	6,555	6,156
Total noninterest income	12,510	11,924	12,141	11,116	13,202	36,575	35,668
Noninterest expense:
Salaries and benefits	11,035	10,242	10,671	10,542	9,761	31,948	28,980
Commissions	2,200	1,795	1,590	1,983	2,026	5,585	6,529
Premises and equipment	3,115	3,097	3,088	2,836	2,697	9,300	7,898
Professional fees	744	846	809	1,131	764	2,399	2,340
Acquisition-related costs	180	516	43	53	7	739	34
Intangible expenses	352	650	760	356	275	1,762	(199)
Restructuring charges	8	—	—	—	(5)	8	534
Other expense	4,385	4,644	3,922	4,722	4,463	12,951	13,394
Total noninterest expense	22,019	21,790	20,883	21,623	19,988	64,692	59,510
Income before taxes	8,499	6,627	7,731	5,971	7,439	22,857	20,914
Income taxes	2,264	1,547	2,005	1,049	1,400	5,816	4,647
Net income	$6,235	$5,080	$5,726	$4,922	$6,039	$17,041	$16,267
Per common share data:
Book value per share	$17.87	$17.65	$17.43	$17.22	$16.87	$17.87	$16.87
Net income per share:
Basic	$0.38	$0.31	$0.35	$0.30	$0.36	$1.05	$0.97
Diluted	$0.38	$0.31	$0.35	$0.30	$0.36	$1.04	$0.97
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	16,225,596	16,243,161	16,256,047	16,283,466	16,657,916	16,241,490	16,713,666
Period end shares outstanding	16,220,249	16,248,495	16,249,152	16,287,812	16,288,597	16,220,249	16,288,597

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2014

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	9/30/2014	9/30/2013
Return on average assets	1.12%	0.94%	1.07%	0.88%	1.07%	1.04%	0.97%
Return on average shareholders' equity	8.58%	7.14%	8.22%	7.08%	8.55%	7.98%	7.67%
Net interest margin (FTE)	3.88%	3.86%	3.96%	3.82%	3.83%	3.90%	3.81%
Efficiency ratio (1)	68.39%	70.00%	66.19%	70.43%	59.53%	68.19%	62.70%
Efficiency ratio (1), excluding acquisition-related costs and restructuring charges	67.81%	68.34%	66.06%	70.25%	59.53%	67.40%	62.10%

Capitalization Ratios
Dividends declared to net income	52.01%	63.96%	56.72%	66.17%	55.24%	57.16%	61.65%
Shareholders' equity to assets (Period End)	13.04%	13.05%	12.87%	12.80%	12.20%	13.04%	12.20%
Tangible common equity to tangible assets	9.78%	9.94%	9.74%	10.10%	9.55%	9.78%	9.55%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.50%	10.72%	10.64%	10.85%	10.63%	10.50%	10.63%
Tier 1 risk-based capital ratio	11.99%	12.00%	12.00%	12.63%	12.47%	11.99%	12.47%
Total risk-based capital ratio	13.19%	13.26%	13.27%	13.90%	13.73%	13.19%	13.73%

(1) Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended September 30,
Tax Equivalent Basis	2014			2013
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$34,701	$18	0.21%	$36,137	$25	0.27%
U.S. government obligations	127,505	320	1.00	175,753	484	1.09
Obligations of state and political subdivisions	107,039	1,360	5.04	117,166	1,589	5.38
Other debt and equity securities	125,730	643	2.03	186,523	907	1.93
Total interest-earning deposits and investments	394,975	2,341	2.35	515,579	3,005	2.31
Commercial, financial, and agricultural loans	394,297	4,054	4.08	395,251	4,062	4.08
Real estate—commercial and construction loans	622,249	7,105	4.53	590,967	7,071	4.75
Real estate—residential loans	298,530	2,684	3.57	261,586	2,463	3.74
Loans to individuals	30,616	492	6.38	42,483	587	5.48
Municipal loans and leases	181,170	2,214	4.85	147,505	1,875	5.04
Lease financings	71,103	1,586	8.85	69,058	1,610	9.25
Gross loans and leases	1,597,965	18,135	4.50	1,506,850	17,668	4.65
Total interest-earning assets	1,992,940	20,476	4.08	2,022,429	20,673	4.06
Cash and due from banks	36,600			34,693
Reserve for loan and lease losses	(24,450)			(25,404)
Premises and equipment, net	35,580			33,157
Other assets	176,804			168,249
Total assets	$2,217,474			$2,233,124
Liabilities:
Interest-bearing checking deposits	$316,923	$44	0.06	$323,165	$46	0.06
Money market savings	290,194	79	0.11	306,937	73	0.09
Regular savings	537,175	80	0.06	545,134	80	0.06
Time deposits	265,293	768	1.15	294,844	920	1.24
Total time and interest-bearing deposits	1,409,585	971	0.27	1,470,080	1,119	0.30
Short-term borrowings	38,763	7	0.07	44,516	8	0.07
Subordinated notes and capital securities	—	—	—	1,569	11	2.78
Total borrowings	38,763	7	0.07	46,085	19	0.16
Total interest-bearing liabilities	1,448,348	978	0.27	1,516,165	1,138	0.30
Noninterest-bearing deposits	450,553			405,498
Accrued expenses and other liabilities	30,144			31,216
Total liabilities	1,929,045			1,952,879
Shareholders' Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,459			64,866
Retained earnings and other equity	131,638			124,047
Total shareholders' equity	288,429			280,245
Total liabilities and shareholders' equity	$2,217,474			$2,233,124
Net interest income		$19,498			$19,535
Net interest spread			3.81			3.76
Effect of net interest-free funding sources			0.07			0.07
Net interest margin			3.88%			3.83%
Ratio of average interest-earning assets to average interest-bearing liabilities	137.60%			133.39%

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2014			2013
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$28,457	$49	0.23%	$51,880	$106	0.27%
U.S. government obligations	128,799	967	1.00	176,095	1,449	1.10
Obligations of state and political subdivisions	107,269	4,189	5.22	120,435	4,774	5.30
Other debt and equity securities	139,779	2,058	1.97	193,949	2,746	1.89
Total interest-earning deposits and investments	404,304	7,263	2.40	542,359	9,075	2.24
Commercial, financial, and agricultural loans	396,915	11,925	4.02	412,233	13,093	4.25
Real estate—commercial and construction loans	602,862	20,791	4.61	570,209	20,575	4.82
Real estate—residential loans	288,548	7,766	3.60	257,170	7,354	3.82
Loans to individuals	34,981	1,627	6.22	42,519	1,784	5.61
Municipal loans and leases	177,446	6,447	4.86	139,827	5,334	5.10
Lease financings	70,957	4,807	9.06	67,860	4,738	9.33
Gross loans and leases	1,571,709	53,363	4.54	1,489,818	52,878	4.75
Total interest-earning assets	1,976,013	60,626	4.10	2,032,177	61,953	4.08
Cash and due from banks	32,564			33,092
Reserve for loan and lease losses	(24,951)			(25,627)
Premises and equipment, net	34,733			32,938
Other assets	171,499			166,334
Total assets	$2,189,858			$2,238,914
Liabilities:
Interest-bearing checking deposits	$314,095	$129	0.05	$277,673	$119	0.06
Money market savings	286,667	214	0.10	318,406	231	0.10
Regular savings	539,248	238	0.06	538,764	234	0.06
Time deposits	267,271	2,351	1.18	307,134	2,930	1.28
Total time and interest-bearing deposits	1,407,281	2,932	0.28	1,441,977	3,514	0.33
Short-term borrowings	41,271	25	0.08	82,318	40	0.06
Subordinated notes and capital securities	—	—	—	14,319	483	4.51
Total borrowings	41,271	25	0.08	96,637	523	0.72
Total interest-bearing liabilities	1,448,552	2,957	0.27	1,538,614	4,037	0.35
Noninterest-bearing deposits	427,277			383,514
Accrued expenses and other liabilities	28,511			33,374
Total liabilities	1,904,340			1,955,502
Shareholders' Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,366			64,756
Retained earnings and other equity	128,820			127,324
Total shareholders' equity	285,518			283,412
Total liabilities and shareholders' equity	$2,189,858			$2,238,914
Net interest income		$57,669			$57,916
Net interest spread			3.83			3.73
Effect of net interest-free funding sources			0.07			0.08
Net interest margin			3.90%			3.81%
Ratio of average interest-earning assets to average interest-bearing liabilities	136.41%			132.08%

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.